SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (or Date of Earliest Event Reported): July 2, 1997



                    SWIFT ENERGY INCOME PARTNERS 1986-A, LTD.

             (Exact name of registrant as specified in its charter)


        TEXAS                                33-1875-01             76-0185864
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(State or other jurisdiction          (Commission File Number)     (IRS Employer
  of incorporation                                                Identification
  or organization)                                                      No.)

      16825 Northchase Drive
         Houston, Texas                                                 77060
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  (281) 874-2700

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ITEM 2.           DISPOSITION OF ASSETS.

         On July 2, 1997, Swift Energy Income Partners, 1986-A, Ltd. (the "Partnership"), was dissolved pursuant to the Texas Revised Limited Partnership Act. All assets, consisting of interests in real property and in oil and gas reserves located therein, were sold as of November 1, 1996. A portion of the assets were sold in negotiated transactions and the remainder were sold at auction. The bulk of the Partnership's property interests were partial interests in the Gautreaux No. 1 well and the Stuteville No. 1-35 well. The Gautreaux No. 1 well was sold at auction to Moon Operating, Inc., for a total $65,000, of which the Partnership received its proportionate share. The Jones Geraldine #1 well was sold in a negotiated transaction along with the Lawson No. 1 well to Vernon Faulconer, Inc., for a total of $400,000, of which the Partnership received its proportionate share. The Stuteville No. 1-35 well was sold in a negotiated sale along with the Garrett 1-6 well for a total of $97,718. These two wells were sold to Swift Energy Income Partners 1986-D, Ltd.; 1987-A, Ltd.; 1987-B, Ltd.; 1987-C, Ltd.; and 1987-D, Ltd. The interest of Swift Energy Company in these two wells was substantially unchanged by this sale. The total proceeds to the Partnership, net of selling expenses, were $77,362. The limited partners' share was $69,626. The initial distribution of proceeds was made to partners on November 1, 1996.
The final distribution was made to partners on March 24, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized person.

Date:  August 4, 1997               SWIFT ENERGY INCOME PARTNERS 1986-A, LTD.

                                    By:  Swift Energy Company,
                                         as Managing General Partner



                                    By:  /s/ Alton D. Heckaman, Jr.
                                       -----------------------------------------
                                       Alton D. Heckaman, Jr.
                                       Vice President and Controller



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